UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2015

GROGENESIS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168337	42-1771870
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 S. Reid Street, Suite 307

Sioux Falls, SD  57103

 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (605) 836-3100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2015, Max “Brian” Yale, age 68, was appointed as a Director of GroGenesis, Inc. (the “Company”).

There is no arrangement or understanding pursuant to which Mr. Yale was appointed as a Director of the Company.  Mr. Yale has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.  It is contemplated that Mr. Yale may serve on certain committees of the Board of Directors, but no such committee appointments have been made at this time.

Professional History of Mr. Yale

Brian Yale, age 68, is an international IT consultant with over 30 years of experience designing and implementing enterprise technology systems for businesses in the US, Canada, and Europe.  Mr. Yale served for 10 years as Director of Consulting Services for Hitachi Solutions America.  Currently, Hitachi has retained Brian as the Solution Architect for an enterprise system transformation project for a large US and Canada equipment supplier.  Before Hitachi, Mr. Yale served as Chief Information Officer (CIO) of American Residential Services and American Mechanical Services, subsidiaries of The ServiceMaster Company, Chicago, IL.  He supported over 7,000 employees with IT services and solutions, and managed a staff of IT professionals across North America.  In Canada, he has provided IT consulting and advisory services to manufacturers, health care providers, computer services providers, and consumer services businesses.  Mr. Yale is a Senior Consultant of the Walsh Delta Group Inc. and its predecessor corporation and participated in numerous service sector consulting assignments across Canada.  In the US, Mr. Yale’s clients include legal, non-profit, retail, consumer services, mechanical contractors, wholesale distribution, and government.  Government clients include police, fire (911 Call Center), building inspection, and the San Diego City Council.  He was privileged to serve as a business advisor and principal consultant for the Turben Company, an innovative IT service provide for foster youth in California.  During his career as a business software developer, he personally developed a complete field service and CRM system that is still in use and has processed over $2.5 billion in service work orders to-date.  Mr. Yale is Six Sigma certified and has sponsored numerous projects for process improvement.

Mr. Yale has been Professor of Computer Science at Laverne University – San Diego Campus.  He holds a Master of Science degree in Mathematics from San Diego State University, where he graduated with highest honors.  He is a past member of the El Cajon Rotary Club, a past member of the Board of Directors of Volunteers of America, and a past board member of the Board of Directors of Boys and Girls Club of El Cajon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 3, 2015

GROGENESIS, INC.

By:	/s/ Richard D. Kamolvathin
Name: Richard D. Kamolvathin
Title: Chief Executive Officer

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